Exhibit 5.1

[Letterhead of Stuart | Moore | Staub]

October 12, 2018

Board of Directors

Bank of Marin Bancorp

504 Redwood Blvd., Suite 100

Novato, CA  94947

Re:                             Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Bank of Marin Bancorp (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 450,000 shares of the Company’s common stock, (the “Common Stock”), issuable pursuant to the 2017 Equity Plan (the “Plan”).

In rendering this opinion, we have examined such documents and records as we have deemed relevant.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that (i) all equity awards granted under the Plan will be granted pursuant to the terms of the Plan, (ii) the consideration for the shares of Common Stock issued pursuant to the Plan will be received prior to the issuance thereof, and (iii) the shares of Common Stock issued pursuant to the exercise of the equity awards will be issued in accordance with the terms of the Plan, upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares purchased pursuant to the Plan and pursuant to the Registration Statement will, when sold in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in any prospectus delivered to participants in the Plan and any amendments thereto.

Respectfully submitted,

/s/ Stuart | Moore | Staub
STUART | MOORE | STAUB